CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (File No. 333-28339) of our report dated February 19, 2001 relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to the Shareholders of the ProFund VP UltraOTC, ProFund VP Europe 30 and the ProFund VP UltraSmall-Cap and our report dated February 23, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Report to the Shareholders of the Bull ProFund, the OTC ProFund, the UltraBull ProFund, the UltraMid-Cap ProFund, the UltraSmall-Cap ProFund, the UltraOTC ProFund, the UltraEurope ProFund, the UltraJapan ProFund, the Bear ProFund, the UltraBear ProFund, the UltraShort OTC ProFund, the Money Market ProFund, the Biotechnology UltraSector ProFund, the Energy UltraSector ProFund, the Financial UltraSector ProFund, the Healthcare UltraSector ProFund, the Internet UltraSector ProFund, the Pharmaceuticals UltraSector ProFunds, the Real Estate UltraSector ProFund, the Semiconductor UltraSector ProFund, the Technology UltraSector ProFund, the Telecommunications UltraSector ProFund, the Utilities UltraSector ProFund, and Wireless Communciations UltraSector ProFund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statements of Additional Information.


/s/ PricewaterhouseCoopers

Columbus, Ohio
June 19, 2001